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EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in the following Registration Statements of Joe's Jeans Inc.:

  (1)
  on Form S-3 No. 333-123088, No. 333-140867, No. 333-145727 and No. 333-149471; and

  (2)
  on Form S-8 No. 333-163187, No. 333-146740, No. 333-126544, No. 333-117755, No. 333-109151, No. 333-102580 and No. 333-179769.

of our report dated February 13, 2014 (except for the effects of discontinued operations discussed in Note 1 and Note 4, as to which the date is November 2, 2015), with respect to the 2013 and 2012 consolidated financial statements and the schedule of Joe's Jeans Inc., included in this Current Report on Form 8-K.

/s/ Ernst & Young LLP

Los Angeles, California

November 2, 2015

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  EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM